UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2016

JANEL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-60608	86-1005291
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

303 Merrick Road, Suite 400, Lynbrook, New York 11563

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (516) 256-8143

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Introductory Note

Janel Corporation (the “Company”) previously filed a Current Report on Form 8-K (the “Current Report”) with the Securities and Exchange Commission on March 24, 2016 to report the acquisition by the Company of the issued and outstanding shares of Indco, Inc, a Tennessee corporation (“Indco”). The purpose of this amendment to the Current Report is to include the financial statements required under Item 9.01 of Form 8-K. Except for the foregoing, this Form 8-K/A effects no other changes to the Current Report.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

The audited balance sheet of Indco at December 31, 2015 and 2014 and the audited combined statements of operations, changes in shareholder’s equity and cash flows for the years ended December 31, 2015 and 2014, are attached hereto as Exhibit 99.1 and are incorporated in their entirety herein by reference.

(b)	Pro forma financial information:

The unaudited condensed balance sheet of the Company at March 31, 2016, presenting the balance sheets of the Company and Indco, giving effect to the Transaction, were included in the Company’s Quarterly Report on Form 10-Q for the Quarter ended March 31, 2016. The unaudited pro forma combining statements of operations of the Company and Indco for the six months ended March 31, 2016 and the year ended September 30, 2015 are attached hereto as Exhibit 99.2 and are incorporated in their entirety herein by reference.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Indco, Inc. audited balance sheet at December 31, 2015 and 2014, audited combined statements of operations, changes in shareholder’s equity and cash flows for the years ended December 31, 2015 and 2014.
99.2	Unaudited pro forma condensed combining statements of operations of the Company and Indco for the six months ended March 31, 2016 and the year ended September 30, 2015, respectively

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANEL CORPORATION
(Registrant)

Date: June 6, 2016	By:	/s/ Brendan Killackey
Brendan Killackey
Chief Executive Officer

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